UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1 to Form 8-K)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2014

CU BANCORP

(Exact name of registrant as specified in its charter)

California	001-35683	90-0779788
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

15821 Ventura Boulevard, Suite 100- Encino, CA		91436
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 257-7700

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 1, 2014, CU Bancorp, a California corporation (“CU Bancorp”) and the parent of California United Bank, a California state-chartered commercial bank (“California United”), filed a Current Report on Form 8-K to report that it had completed its acquisition of 1st Enterprise Bank (“1st Enterprise”) pursuant to the merger of 1st Enterprise with and into California United (the “Merger”). In that Form 8-K, CU Bancorp indicated that it intended to file the financial statements required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K by amendment to the Form 8-K within 71 calendar days after the date on which the Current Report on Form 8-K was required to be filed. Upon further analysis following completion of the Merger, CU Bancorp has determined that, pursuant to Section 2045.16 of the Division of Corporation Finance Financial Reporting Manual, no additional financial information is necessary to be filed in connection with the consummation of the Merger.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

CU Bancorp has determined that, pursuant to Section 2045.16 of the Division of Corporation Finance Financial Reporting Manual, no additional financial information is necessary to be filed in connection with the consummation of the Merger.

(b) Pro forma financial information.

CU Bancorp has determined that, pursuant to Section 2045.16 of the Division of Corporation Finance Financial Reporting Manual, no additional financial information is necessary to be filed in connection with the consummation of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 27, 2015	CU BANCORP

/s/ Anita Wolman
Anita Wolman
Executive Vice President, General Counsel & Corporate Secretary